Exhibit 10.2

WRITTEN CONSENT OF THE

BOARD OF DIRECTORS OF IMMUNE THERAPEUTICS, INC.

The undersigned, being all of the Directors (the “Directors”) of Immune Therapeutics, Inc., a Florida corporation (the “Company”), required to enact these resolutions by majority, pursuant to Section 607.0821 of the Florida Business Corporation Act and the Bylaws of the Company, hereby consent to the following actions and hereby adopt and approve the following recitals and resolutions by written consent.

WHEREAS, On April 29, 2020 Mr. Michael K. Handley resigned in a written instrument (the “Resignation Letter”) (“Exhibit A”) from his positions as CEO, President, and Member of the Board of Directors of the Company (the “Board”).

WHEREAS, On April 30, 2020 the Board accepted and ratified Mr. Handley’s written resignation and entered into a mutual release and non-disparagement agreement (the “Agreement”) (“Exhibit B”) with him.

WHEREAS, On April 30, 2020 the Board also appointed Director Kevin J. Phelps to serve as Interim CEO and President and proceeded to engage a five (5) person transition team.

NOW, THEREFORE, BE IT:

RESOLVED, that the resignations as expressed in the Resignation Letter of Mr. Michael Handley as CEO, President, and Director of the Company are hereby accepted by the Board;

RESOLVED, that Director Kevin J. Phelps is appointed to serve as Interim CEO and President and Mr. Phelps has accepted such appointment, with any related compensation to be determined by Mr. Phelps and the Company within thirty (30) days;

RESOLVED, that management of the Company will file the proper paperwork with the SEC and any other regulatory body to notify them of the resignations of Mr. Handley, the entering into of the Agreement, and the appointments of Mr. Phelps within the relevant regulatory time frames.

FURTHER RESOLVED, that the Directors and Officers of the Company be, and each of them hereby is, authorized and directed to take all such further actions and to execute and deliver, in the name of and on behalf of the Company, any and all such further documents, agreements, instruments and undertakings deemed necessary to execute the intent and will of the Directors in these resolutions;

FURTHER RESOLVED, that any and all actions taken by the Directors and Officers of the Company or their designees prior to the date hereof and contemplated by the foregoing resolutions are hereby adopted and approved as the acts and deeds of the Company.

IN WITNESS WHEREOF, the undersigned, do hereby certify that we are members of the Board of Directors of the Company; that the aforementioned resolutions are duly adopted and ratified by the Board of Directors as of April 30, 2020, and held in accordance with its Bylaws and the laws of the State of Florida; and that the same have not in any way been modified, repealed or rescinded and are in full force and effect; and by the undersigned Directors, by their signatures hereunder, waive any requirement of notice required by law or the Company’s Bylaws, and execute this written consent as of the 30h day of April, 2020; the undersigned hereby agree that this written consent may be executed in one or more duplicate counterparts, each of which shall be deemed an original, and all of which, when taken together, shall be deemed one action.

PRINTED: ROSCOE MOORE JR.	PRINTED: KEVIN PHELPS

PRINTED: Michael Sander	PRINTED: CLIFFORD SELSKY